EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the Agreement) is made and entered into as of October 14, 2003, by and among DIVERSIFIED MANAGEMENT, L.L.C., a Florida limited liability company ("Seller"), and CENTRAL WIRELESS, a Florida corporation ("Buyer").

                                    RECITALS:

      Seller wishes to sell, and Buyer wishes to purchase substantially all of the assets of Seller, in exchange for a promissory note and the stock of Buyer, on the terms and conditions set forth herein.

                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the mutual agreements, covenants and premises set forth herein for certain other good and valuable consideration, the receipt and adequacy, and sufficiency of which are hereby acknowledged and stipulated by the parties hereto, intending to be legally bound, the parties hereby agree as follows:

1. ASSET PURCHASE, PURCHASE PRICE, AND RELATED TRANSACTIONS.

      1.1 Sale of Assets.

      Subject to the terms and conditions hereof, Seller shall assign, transfer, convey, and deliver to Buyer, at the Closing (as defined below), and Buyer shall purchase and accept at the Closing, good and valid title to the items as set forth on Schedule " - Assets (Subsidiaries) attached hereto and made a part hereof (the Assets), free and clear of all liens and encumbrances of any kind.

      1.2 Purchase Price.

      As consideration and payment for the sale of the Assets to Buyer, at the Closing, Buyer shall execute and deliver to Seller the following:

            Buyer will issue four hundred million (400,000,000) shares of restricted Central Wireless, Inc. common stock to the seller, as payment in full regarding this transaction.


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      1.3 Liabilities.

      (A) Buyer shall assume all liabilities and obligations of Seller (or any predecessor owner of all or part of the Assets) which relate to the Assets, arising for periods subsequent to the Closing date, and will pay, discharge, perform or otherwise be liable for any such liabilities, indebtedness or obligations which relate to the Assets, whether known or unknown, absolute or contingent, recorded or unrecorded and whether presently in existence or arising hereafter.

      (B) Buyer shall not assume or be liable for any liabilities, indebtedness or obligations of Seller which do not relate to the Assets, or which relate to the Assets, but which arose prior to the Closing Date, unless disclosed on Schedule ".

      1.4 Closing and Effective Date.

      The closing shall occur on or before October 22, 2003 (the "Closing"). The date of Closing is referred to herein as the Closing Date. At the Closing:

      (A) Seller shall execute and deliver to Buyer such bills of sale, membership interest powers, original membership interest certificates, endorsements, assignments and other documents as may be necessary or appropriate to assign, convey, transfer and deliver to Buyer good and valid title to the Assets free of any liens and/or encumbrances.

      (B) Seller shall deliver to Buyer a resolution of the Board of Directors of Seller authorizing the transaction contemplated by this Agreement, and consent of all of the Shareholders of Seller authorizing the transaction contemplated by this Agreement.

      (C) Buyer will deliver four hundred million (400,000,000) shares of common stock of Central Wireless, Inc. as detailed in section 1.2 above.

      (D) Buyer shall deliver to Seller a resolution of the Board of Directors of Buyer authorizing the transaction contemplated by this Agreement.

      (E) Seller shall deliver to Buyer documents signed by each manager, officer and director of the each of the subsidiary Assets resigning from such position(s) held by such person, with the effective date being the Closing Date.


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      (F)   Buyer shall provide an original of the following corporate documents:

            (i) Certificate of Active Status from the Secretary of State of the state of Buyers origin;

            (ii) Certified Copy of Articles of Incorporation (and any amendments thereto) of Buyer;

            (iii) Certified copy of By-Laws (and any amendments thereto) of
                  Buyer.

      (G) Seller shall provide an original of the following corporate documents:

            (i) Certificate of Active Status from the Secretary of State of the state of Sellers origin;

            (ii) Certified Copy of Articles of Organization (and any amendments thereto) of Seller;

            (iii) Certified copy of Operating Agreement (and any amendments thereto) of Seller.

2.    ADDITIONAL AGREEMENTS.

      2.1   Confidential Treatment of Information.

      From and after the date hereof, the parties hereto shall, and shall cause their representatives to, hold in confidence this Agreement (including the Schedules and Exhibits hereto), all matters relating hereto and all data and information obtained with respect to the other parties or their business, except such data or information as is published or is a matter of public record, or as compelled by legal process.

      2.2   Public Announcements.

      The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of all other parties to this Agreement, except as may be required by law, or by the rules and regulations of any governmental authority or securities exchange.


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3.    REPRESENTATIONS, COVENANTS AND WARRANTIES OF SELLER.

      To further induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller each hereby jointly and severally represent and warrant to and covenant with Buyer as follows:

      3.1   Organization and Qualification.

      Seller is a corporation duly organized and validly existing and in good standing under the laws of Florida, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted. Seller is duly qualified or licensed and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its business makes such qualification or licensing necessary. Seller has subsidiaries as disclosed on Schedule ".

      3.2   Liabilities and Obligations.

      Seller has no debt, obligation or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition that would have any effect on the Assets.

      3.3   Authority Relative to This Agreement.

      The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Seller to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors rights generally.

      3.4   Absence of Litigation.

      There is no legal or administrative action or proceeding pending or, to the knowledge of Seller after reasonable investigation, threatened against Seller or any property or asset of Seller.

      3.5   Assets.

            (A) The Assets, as more completely described on Schedule " will be transferred to Buyer at Closing.


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            (B)   No claim has been asserted, to the best knowledge and Seller that the use of the Assets or the conduct of the business of Seller does or may infringe upon such rights of any third party.

            (C) Except as disclosed on Schedule " Seller is the owner of the entire, title and interest in and to the Assets, free and clear of all liens and/or encumbrances, and has the right to use, all of the Assets in the continued operations of Seller.

            (D) The Assets have not been adjudged invalid or unenforceable in whole or part by any governmental authority.

            (E) To the knowledge of Seller, after reasonable investigation, no person or entity is engaging in any activity that infringes upon the Assets or upon the rights of Seller therein. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Assets.

      3.6   Taxes.

      Seller has (a) filed all Tax (as defined herein) returns required to be filed by it prior to the date of this Agreement, (b) paid or accrued all Taxes shown to be due on such returns and paid all applicable ad valorem and value added Taxes as are due, and (c) paid or accrued all Taxes for which a notice of assessment or collection has been received. Seller has not received from any governmental authority any written notice of proposed adjustment, deficiency or underpayment of any Taxes, which notice has not been satisfied by payment or been withdrawn, and there are no material claims that have been asserted or threatened relating to such Taxes against Seller. Seller has withheld or collected and paid over to the appropriate governmental authorities (or is properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have an Seller material adverse effect. For purposes of this Agreement, Tax or Taxes means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers compensation, unemployment compensation, or net worth; taxes or other charges in the nature or excise, withholding, ad valorem, stamp, transfer, value added or gains taxes, license, registration and documentation fees, and custom duties, tariffs and similar charges.

      3.7 Execution; No Inconsistent Agreements; Etc.

      The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the


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      charter, Articles of Organization, or Operating Agreement of Seller, or a
      default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Seller is a party, which could affect the Assets or Sellers ability to consummate the transaction contemplated by this Agreement.

      3.8   Compliance With Law.

      The business and activities of Seller have at all times been conducted in accordance with its Articles of Organization, Charter, and Operating Agreement and, to the best knowledge of Seller, any applicable law, regulation, ordinance, order, license, permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body.

      3.9   Contingencies.

      There are no actions, suits, claims or proceedings pending, or, to the knowledge of Seller after reasonable investigation, threatened against, by or affecting Seller and/or any portion of the Assets in any court or before any arbitrator or governmental agency. To the knowledge of Seller after reasonable investigation, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against Seller or the Assets. There are no unsatisfied judgments against Seller and no consent decrees or similar agreements to which Seller is subject.

      3.10  Full Disclosure.

      No representation or warranty of Seller contained in this Agreement, and none of the statements or information concerning Seller and/or the Assets contained in this Agreement and the Exhibits and Schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.    REPRESENTATIONS AND WARRANTIES OF BUYER.

      To induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to and covenants with Seller as follows:

      4.1   Organization.

      Buyer is a corporation duly organized, validly existing and in good standing under the laws of Florida. Buyer is entitled to own or lease its properties and to carry on its


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      business as and in the places where such business is now conducted, and
      Buyer is duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where such failure would not result in a material adverse effect on Buyer.

      4.2   Authority Relative to This Agreement.

      The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Buyer as is necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors rights generally.

      4.3   Execution; No Inconsistent Agreements; Etc.

            (1) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been or will be prior to the Closing Date duly and validly authorized and approved by Buyer and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

            (2) The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the Articles of Incorporation, charter or By-Laws of Buyer, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Buyer is a party, pursuant to which it otherwise receives benefits, or by which any of its properties may be bound.

      4.4   Full Disclosure.

      No representation or warranty of Buyer contained in this Agreement, and none of the statements or information concerning Buyer contained in this Agreement and the Schedules and Exhibits, contains or will contain any untrue statement of a material fact


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      nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.5   Contingencies.

      There are no actions, suits, claims or proceedings pending or, to the knowledge of Buyers management, threatened against, by or affecting Buyer or any of its subsidiaries in any court or before any arbitrator or governmental agency which could have a material adverse effect on Buyer or its subsidiaries or which could materially and adversely affect the right or ability of Buyer to consummate the transactions contemplated hereby. To the knowledge of Buyer, there is no valid basis upon which any such action, suit, claim or proceeding may be commenced or asserted against Buyer or its subsidiaries. There are no unsatisfied judgments against Buyer, and no consent decrees or similar agreements to which Buyer or its subsidiaries is subject, and which could have a material adverse effect on Buyer or its subsidiaries, or which could materially and adversely affect the right or ability of Buyer to consummate the transactions contemplated hereby.

5.    MISCELLANEOUS.

      5.1   Notices.

            (1) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered in person or if sent by Federal Express (or similar recognized overnight courier service) to the parties at the following addresses:

                  If to Seller:

                  DIVERSIFIED MANAGEMENT, L.L.C., a Florida limited liability company
                  2033 Main Street, Suite 600
                  Sarasota, FL 34237
                  Attn: David Norris, Manager
                  Telephone:        281.251.7858
                  Telefax:          231.251.9882

                  With a Copy to:

                  Michelle Mathis
                  8191 N. Tamiami Trail
                  Suite B-2
                  Sarasota, Florida  34243
                  Telephone:        561.266.9371
                  Telefax: 775.305.9661


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                  If to Buyer:

                  Central Wireless. Inc.
                  4333 South Tamiami Trail
                  Sarasota, Florida  34231
                  Telephone:        941.929.1534
                  Telefax: 941.374.1476

            (2) Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

      5.2   Survival.

      The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect and survive after the Closing.

      5.3   Counterparts; Interpretation.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules and Exhibits hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by a written instrument signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel.

      5.4   Governing Law.

      The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws thereof. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated in the state or federal courts in Sarasota County, Florida, U.S.A. Each of the parties hereby irrevocably


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      submits to the jurisdiction of any state or federal court sitting in
      Sarasota County, Florida. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in Sarasota County, Florida.

      5.5   Waiver.


      Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

      5.6   Partial Invalidity and Severability.

      All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

      5.7   Acceptance by Fax.

      This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telefax or otherwise, copies of the signature pages hereto.

      5.8   Attorneys Fees.

      In the event of any litigation or other proceeding arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys fees and court costs from the other party or parties.


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      5.9   NO JURY TRIAL.

      THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ACCEPTANCE OF THIS AGREEMENT.

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      IN WITNESS WHEREOF, the parties have executed this Asset Purchase
Agreement or caused this Asset Purchase Agreement to be duly executed by their duly authorized officers as of the date first above written.

                                        BUYER:

Witnesses:                              CENTRAL WIRELESS, INC.,
                                        a Florida corporation

Print Name: /s/ Steven Troyan           By: /s/ Kenneth Brand
            -----------------------        -------------------------------------

Print Name:  Steven Troyan

                                        SELLER:

Witnesses:                              DIVERSIFIED MANAGEMENT, L.L.C.,
                                        a Florida limited liability company

Print Name: /s/ Michelle Mathis         By: /s/ David Norris
            -----------------------        -------------------------------------
                                           David Norris, Manager

Print Name:  Michelle Mathis


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                                   SCHEDULE A

                     DESCRIPTION OF ASSETS AND SUBSIDIARIES

One-hundred percent (100%) of the membership interest of the following listed limited liability companies formed in the State of Georgia:

      1.   LLC A
      2.   LLC B
      3.   LLC C
      4.   LLC D
      5.   LLC E
      6.   LLC F
      7.   LLC G
      8.   LLC H


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